Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Herbert L. Hornsby, Jr.
President and Chief Executive Officer
609-465-5600
Cape Savings Bank
225 North Main Street
Cape May Court House, New Jersey 08210
Michael D. Devlin
Chairman of the Board, President and Chief Executive Officer
609-601-0600
Boardwalk Bancorp, Inc.
201 Shore Road
Linwood, New Jersey 08221
CAPE SAVINGS BANK TO CONDUCT CONVERSION OFFERING AND
ACQUIRE BOARDWALK BANCORP, INC.
Cape May Court House, New Jersey and Linwood, New Jersey — (July 26, 2007) — Cape Savings Bank announced today that it has entered into a definitive agreement to merge with Boardwalk Bancorp, Inc. (“Boardwalk Bancorp”) (NasdaqGM: BORD) and its subsidiary Boardwalk Bank. In conjunction with the merger, the Board of Directors of Cape Savings Bank has adopted a plan of conversion to convert from the mutual to stock form of organization. Cape Bancorp, Inc., a new Maryland corporation (the “Company”), is being organized to facilitate the conversion and offer shares of common stock to depositors of Cape Savings Bank as of June 30, 2006 and others in a subscription and community offering. The number and price of the shares to be issued in the conversion offering will be based on an independent appraisal that has yet to be performed.
Pursuant to the terms of the merger agreement, Boardwalk Bancorp shareholders will receive $23.00 per share, in the form of Company common stock, cash or a combination of cash and stock, subject to the election and proration procedures set forth in the merger agreement that require that 50% of the merger consideration will be in Company common stock and 50% of the consideration will be in cash. The aggregate transaction value is approximately $101 million.
The merger agreement has been approved by the Boards of Directors of Cape Savings Bank and Boardwalk Bancorp. The merger is subject to the approval of the shareholders of Boardwalk Bancorp, along with the completion of the Company’s conversion and offering. In addition, the conversion is subject to the approval of the depositors of Cape Savings Bank. The transactions are also subject to the approval of bank regulatory authorities, as well as other customary conditions. The conversion, offering and merger are expected to be completed in the first quarter of 2008 and will be consummated simultaneously.
In announcing the transaction, Herbert L. Hornsby, Jr., President and Chief Executive Officer of Cape Savings Bank said, “The simultaneous conversion and acquisition of Boardwalk Bancorp marks a pivotal point in the history of Cape Savings Bank. This transaction not only combines two well-respected community banking organizations creating a combined franchise with over $1 billion in total assets but also provides our depositors the ability to benefit as shareholders in the combined organization. Finally, the additional capital we raise in the offering will help support future growth as we continue our development as a full-service community bank.”
Chairman of the Board, President and Chief Executive Officer of Boardwalk Bancorp, Michael D. Devlin and two other Boardwalk Bancorp board members will join Cape Savings Bank’s

Board of Directors. Commenting on the transaction, Mr. Devlin stated, “Given the increasingly competitive nature of the banking industry as a whole, our Board of Directors believes this merger agreement is in the best interests of our customers, employees and shareholders. We are pleased to be partnering with an outstanding community bank which has a long history of providing quality financial products and services to the communities and markets it serves.”
Cape Savings Bank was advised by Stifel, Nicolaus & Company, Incorporated and the law firm Luse Gorman Pomerenk & Schick, P.C. Boardwalk Bancorp was advised by Janney Montgomery Scott LLC and the law firm Stevens & Lee, P.C.
About Cape Savings Bank
Cape Savings Bank is a community-based, full-service financial institution founded in 1923 and headquartered in Cape May Court House, New Jersey. Cape Savings Bank offers a complete line of quality business and consumer banking products to customers in Cape May and Atlantic counties, New Jersey through its 13 branch offices. As of March 31, 2007, Cape Savings Bank had total assets of $613.4 million, total deposits of $444.2 million and retained earnings of $70.2 million. Additional information about Cape Savings Bank is available on its website, www.capesb.com.
About Boardwalk Bancorp
Boardwalk Bancorp is the parent company of Boardwalk Bank, a New Jersey state chartered commercial bank, headquartered in Linwood, New Jersey. Boardwalk Bank was organized in 1999 and subsequently formed Boardwalk Bancorp in 2006. Boardwalk Bancorp provides high quality banking services to small and mid-sized businesses and professionals through its seven offices located in Cape May and Atlantic counties, New Jersey. As of March 31, 2007, Boardwalk Bancorp had total assets of $454.8 million, total deposits of $310.0 million and shareholders’ equity of $50.9 million. Additional information about Boardwalk Bancorp is available on its website, www.boardwalkbank.com.
Forward Looking Statements
This news release contains certain forward looking statements. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward looking statements, by their nature, are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward looking statements speak only as of the date they are made. Cape Savings Bank and Boardwalk Bancorp do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.
Additional Information About the Offering and the Merger
The offering by the Company will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
The proposed transaction will be submitted to shareholders of Boardwalk Bancorp for their consideration. The Company will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Boardwalk Bancorp shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Boardwalk Bancorp, Inc., 201 Shore Road, Linwood, New Jersey 08221, Attn: Joan B. Ditmars, Secretary (Tel: (609) 601-0600).
The directors and executive officers of Boardwalk Bancorp may be deemed to be participants in the solicitation of proxies from the shareholders of Boardwalk Bancorp in connection with the merger. Information about the directors and executive officers of Boardwalk Bancorp and their ownership of Boardwalk Bancorp common stock is set forth in the proxy statement, dated March 22, 2007, for Boardwalk Bancorp’s 2007 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.